UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 21, 2005

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS LLC	39-1391525
(A Wisconsin Limited Liability Company)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN GAS LLC

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 21, 2005, the Board of Directors of each of Wisconsin Energy Corporation, Wisconsin Electric Power Company and Wisconsin Gas LLC increased the number of directors constituting the whole Board from nine to ten and elected Thomas J. Fischer, principal of Fischer Financial Consulting LLC, a consultant in corporate financial, accounting and governance matters, to fill the vacancy on the Board of Directors of each company. Mr. Fischer was also appointed to serve on the Audit and Oversight Committee of the Board of Directors of each company. Mr. Fischer was elected to each Board of Directors and appointed to each Audit and Oversight Committee effective July 21, 2005. Mr. Fischer is an independent director as determined by the Board of Directors of each company pursuant to Wisconsin Energy Corporation's Corporate Governance Guidelines.

Wisconsin Energy, Wisconsin Electric and Wisconsin Gas do not limit the number of audit committees of public companies on which members of the Audit and Oversight Committee may serve. Mr. Fischer serves on three other audit committees. The Board of Directors of each of Wisconsin Energy, Wisconsin Electric and Wisconsin Gas affirmatively determined that this simultaneous service would not impair Mr. Fischer's ability to effectively serve on their Audit and Oversight Committees. Service on the Audit and Oversight Committee of each of Wisconsin Energy, Wisconsin Electric and Wisconsin Gas is considered to be service on the audit committee of one public company because of the commonality of issues considered by those committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 22, 2005	Stephen P. Dickson -- Controller and Principal
Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 22, 2005	Stephen P. Dickson -- Controller and Principal
Accounting Officer

WISCONSIN GAS LLC
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 22, 2005	Stephen P. Dickson -- Controller and Principal
Accounting Officer